UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES AND EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): November 19, 2014

PEREGRINE SEMICONDUCTOR CORPORATION
(Exact name of registrant as specified in charter)

Delaware	001-35623	86-0652659
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

9380 Carroll Park Drive
San Diego, California 92121
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (858) 731-9400

______________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.
Peregrine Semiconductor Corporation (the "Company") held a Special Meeting of Stockholders on November 19, 2014 (the "Special Meeting"). The final voting results on each of the matters submitted to a vote of the Company's stockholders at the Special Meeting are set forth below. Each of the proposals was approved by the Company's stockholders. Each proposal is described in more detail in the Company's definitive proxy statement (the "Proxy Statement") filed with the Securities and Exchange Commission (the "SEC") on October 16, 2014. For each proposal below, a quorum of the 34,066,799 issued and outstanding shares of the Company's common stock as of the record date, was present:
Proposal 1. To adopt the Agreement and Plan of Merger, dated as of August 22, 2014, by and among Murata Electronics North America, Inc., a Texas corporation ("Murata"), PJ Falcon Acquisition Company, Limited, a Delaware corporation and wholly-owned subsidiary of Murata, and Peregrine Semiconductor Corporation, as such agreement may be amended from time to time (the "Merger Agreement"):

Votes For	Votes Against	Abstentions	Broker Non-Votes
26,233,720	21,451	17,898	—
Proposal 2. To approve the adjournment of the Special Meeting to a later date, if the chairman of the Special Meeting determines that it is necessary or appropriate and is permitted by the Merger Agreement, to solicit additional proxies if there is not a quorum present or there are not sufficient votes in favor of the adoption of the Merger Agreement at the time of the special meeting, which we refer to as the "adjournment proposal":

Votes For	Votes Against	Abstentions	Broker Non-Votes
25,403,717	859,387	9,965	—
Adjournment of the Special Meeting was not necessary or appropriate because there were sufficient votes at the time of the Special Meeting to adopt the Merger Agreement.
The merger remains subject to other closing conditions, which were described in the Company’s Current Report on Form 8-K filed with the SEC on August 22, 2014 and the Proxy Statement filed with the SEC on October 16, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

PEREGRINE SEMICONDUCTOR CORPORATION
Date: November 20, 2014	/s/ Jay Biskupski
Jay Biskupski Chief Financial Officer